Exhibit 10.1

AGREEMENT TO TERMINATE THE VIE SERVICE AGREEMENT

This Termination Agreement is entered as of December 1, 2022 ("Effective Date") in Jiuquan City, the People’s Republic of China (“China” or “PRC”) by and between the following Parties:

(1) QILIAN INTERNATIONAL TRADE (CHENGDU) CO. LTD (“Chengdu Trade”), a limited liability company legally established under the laws of PRC, Registered Address: 3rd Floor, Building F-19, Qingyang Industrial Headquarters Base, No. 189 Tengfei Avenue, Qingyang District, Chengdu City, Sichuan Province; and

(2) GANSU QILIANSHAN PHARMACEUTICAL Co.,Ltd. (“Gansu QLS”), a limited liability company legally established under the laws of PRC, Registered Address: Jiuquan Economic and Technological Development Zone,Jiuquan City, Gansu Province, People’s Republic of China; and

(In this Agreement, Chengdu Qilian Trading and Gansu QLS shall hereinafter be referred to as a “Party” individually, and collectively “Parties”.)

WHEREAS, Chengdu Qilian Trading and Gansu Qilianshan Pharmaceutical Co.,Ltd. are parties to certain Exclusive Service Agreement on May 20, 2019, which was later amended on August 27, 2019 (the agreement, along with the amendment, the “VIE Service Agreement”);

WHEREAS, the parties hereto irrevocably agree that the VIE Service Agreement and all rights and obligations thereunder shall terminate upon the effectiveness of this agreement;

WHEREAS, each party irrevocably and unconditionally releases the other parties hereto from any disputes, claims, demands, rights, obligations, liabilities, actions, contracts or causes of action of any kind of nature, that it had, has or may have in the future, directly or indirectly, relating to or arising out of all or any of the VIE Service Agreement;

WHEREAS, notwithstanding the above, any unpaid accumulated amounts Gansu QLS owed to Chengdu Trade shall survive the termination and be paid timely and in full to Qilian Shan International Trade (Hainan) Co., Ltd, a collector designated by Chengdu Trade and a subsidiary of Qilian International (Hong Kong) Holdings Limited;

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

QILIAN INTERNATIONAL TRADE (CHENGDU) CO. LTD

By: [OFFICIAL BUSINESS STAMP]
Name:
Title:

GANSU QILIANSHAN PHARMACEUTICAL CO.,LTD.

By: [OFFICIAL BUSINESS STAMP]
Name:
Title: